UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2021 (November 11, 2021)

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 11, 2021, Diana M. Brainard, M.D. was appointed to the board of directors (the “Board”) of Nektar Therapeutics, a Delaware corporation (the “Company”), as a Class III Director whose initial term will end at the Company’s 2022 Annual Meeting of Stockholders. The Board has determined that Dr. Brainard is an independent director as that term is defined by the Securities and Exchange Commission and the Nasdaq Stock Market, Inc.

There are no arrangements or understandings between Dr. Brainard and any other persons pursuant to which she was elected as a director of the Company. There are no current or proposed transactions between the Company and Dr. Brainard or her immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Dr. Brainard will participate in the Company’s Amended and Restated Compensation Plan for Non-Employee Directors, pursuant to which Dr. Brainard will receive the Company’s standard non-employee director cash and equity compensation, including an initial equity grant of an option to purchase 36,720 shares of the Company’s common stock with such options vesting in substantially equal monthly installments over a three-year period and a restricted stock unit award of 18,360 shares of the Company’s common stock vesting over a three-year period in substantially equal annual installments as well as an annual cash retainer of $65,000 payable in equal quarterly installments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: November 15, 2021	By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary

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